EXHIBIT 4.2

                                                 SPECIMEN COMMON
                                                 SHARES Exercisable subject to
                                                 the provisions set forth below.

                                     WARRANT
                          FOR PURCHASE OF COMMON STOCK
                                       OF
                      TEL-COM WIRELESS CABLE TV CORPORATION
                             (a Florida corporation)

         This Certifies that SPECIMEN (the "holder), for value received and subject to the provisions hereinafter set forth, is entitled to purchase from TEL-COM WIRELESS CABLE TV CORPORATION, a Florida corporation (the "Company"), _____________ shares of the Common Stock of the Company, par value $0.001 per share ("Common Stock"), no sooner than 9:00 a.m., Eastern time, on the date one year from the date of this Warrant, and no later than 5:00 p.m. local time, Orlando, Florida, five (5) years from the date of this Warrant, except as provided in paragraph 3 below regarding early expiration, for a price of $5.75 per share of Common Stock.

         1. EXERCISE. This Warrant may be exercised by the holder hereof (but only on the conditions hereinafter set forth) as to the whole or any lesser number of whole shares of Common Stock covered hereby upon surrender of this Warrant (with the subscription form hereof duly executed) at the executive offices of the Company, along with payment to the Company of the price hereinabove set forth for the shares so purchased. If this Warrant is exercised for less than all of the shares of the Common Stock covered hereby, the holder shall be entitled to receive a new Warrant covering the number of shares for which this Warrant shall not have been exercised, if this Warrant is not then expired.

         2. TITLE. This Warrant is issued subject to the condition, and every holder of this Warrant by accepting the same agrees with every subsequent holder of this Warrant and with the Company, that title to this Warrant and all rights hereunder shall be transferable by delivery of this Warrant, duly endorsed. The Company and all persons dealing with this Warrant may treat the registered owner hereof or, when presented duly endorsed in blank to a specified person, the bearer of this Warrant, or such person respectively, as the absolute owner hereof for all purposes, any notice to the contrary notwithstanding.

         3. EARLY EXPIRATION. In the event of a merger or consolidation of the Company (other than a merger or consolidation in which the Company is the continuing or surviving Company or which does not result in any reclassification of outstanding shares of Common Stock) or dissolution of the Company, a notice thereof shall be furnished to the holder of the Warrant not more than 60 days nor less than 10 days before the record date (which date shall be specified in such notice) for determining holders of shares of Common Stock entitled to receive any securities, properties or monies distributed upon such merger, consolidation or dissolution. Such notice shall also specify the date on which the right to exercise the Warrant shall expire, which date shall be the close of business of the business day immediately preceding the record date for determination of holders of shares of Common Stock. A copy of such notice shall be

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mailed to the holder of this Warrant at the address registered with the Company.
Failure to give such notice, or any defect therein, shall not affect the legality or validity of the merger, consolidation, or dissolution or of any distributions in connection therewith.

         4. COVENANTS. The above provisions are subject to the following:

                  (a) RESTRICTIONS ON TRANSFERABILITY. The Warrant represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Act") or under the various state securities and investor protection laws. The Warrant is purchased for investment and not with a view to distribution or resale, and may not be made subject to a security interest, pledged, hypothecated, or otherwise transferred without an effective registration statement for such Warrant under the Act and all applicable state securities and/or investor protection laws or a prior opinion of counsel, satisfactory to the Company, that registration is not required under the Act and such securities and/or investor protection laws. Any shares issued upon the exercise of this Warrant shall bear the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities and/or investor protection laws of any state. The shares have been acquired for investment and may not be reoffered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended (the "Act) and all applicable state securities and/or investor protection laws or a prior opinion of counsel, satisfactory to the issuing company, that registration is not required under the Act and such state securities and/or investor protection laws.

                  (b) ADJUSTMENTS IN SHARES. In the event that the Company shall, at any time prior to the expiration date of this Warrant and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer all or substantially all of its property other than in the usual and regular course of its business to any other company; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the holder thereof shall receive for the exercise price, in addition to or in substitution for the shares of Common Stock to which he would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company, resulting from such consolidation or merger or transfer, or distribution of such assets of the Company, which he would have been entitled to receive had he exercised this Warrant prior to the happening of any of the foregoing events.

                  (c) RESERVATION OF COMMON STOCK. The Company shall reserve and withhold from issuance sufficient unrestricted shares of its Common Stock, as authorized and unissued shares, to enable the Company to issue to the holder thereof such shares to which the holder may be entitled upon exercise of this Warrant.

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                  (d) FRACTIONAL SHARES. The Company shall not be required to issue fractional shares for any reason upon exercise of this Warrant. If, for any reason, the holder of this Warrant would be entitled, upon the exercise of any rights evidenced thereby, to receive a fractional interest in a share of Common Stock, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to the current value of such fractional interest as determined by the Board of Directors of the Company, or, if such shares are publicly traded, the current fair market value of such shares computed on the basis of the average closing bid and asked prices or closing quoted market price on the date of exercise as furnished to the Company by any member or member firm of a registered national securities exchange selected from time to time by the Company for such purpose.

         This Warrant does not confer upon the holder thereof any rights whatsoever as a shareholder of the Company. Upon the exercise of this Warrant, the subscription form attached hereto must be duly executed.

         This Warrant shall be void unless exercised on or before the close of business five (5) years from the date hereof or as provided in paragraph 3 above whichever occurs first.

         Witness the seal of the Company and the signatures of its duly authorized officers.

         Dated: ____________________________, 1994.

                                     TEL-COM WIRELESS CABLE TV CORPORATION

                                     By: SPECIMEN
                                        ----------------------------------------
                                         Fernand L. Duquette, President

                                     ATTEST:

                                        ----------------------------------------

                                                                     , Secretary
                                        ----------------------------

                                                   (CORPORATE SEAL)

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                                SUBSCRIPTION FORM

(To be executed if holder desires to exercise the Warrants)

         To:      Tel-Com Wireless Cable TV Corporation
                  921 N. Pennsylvania Avenue
                  Winter Park, FL  32789

         The undersigned hereby exercises, according to the terms and conditions thereof ____________________________________ (____________) shares of common stock of the warrant rights evidenced by the attached Warrant, and herewith makes payment of the purchase price in full. Kindly issue all shares of Common Stock to the undersigned and deliver them to the undersigned at the address stated below. If such number of shares shall not be all of the shares purchasable under the attached Warrant, please issue a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder to be delivered to the undersigned at the address stated below.

Dated:_________________________             Name: ______________________________

                                            Signature: _________________________

                                            Address: ___________________________

                                            ____________________________________

PLEASE ATTACH ORIGINAL WARRANT

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                                 ASSIGNMENT FORM

(To be executed if holder desires to transfer Warrant)

         For Value Received, ______________________________________ hereby sells, assigns, and transfers unto the attached Warrant of Tel-Com Wireless Cable TV Corporation and does hereby irrevocably constitute and appoint __________________________________ attorney, to transfer this Warrant on the books of the Company with full power of substitution.

Dated:_________________________             Name: ______________________________

                                            Signature: _________________________

                                            Address: ___________________________

                                            ____________________________________

NOTE:

         The signature to the above assignment or subscription (if made by the registered holder hereof) must correspond with the name as written on the face of the attached Warrant in every particular, without alteration or enlargement or any change whatever.

PLEASE ATTACH ORIGINAL WARRANT